UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55759	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Ilan Ramon, Science Park Ness Ziona, 7403635 Israel
(Address of Principal Executive Office)

+972.8.684.3313
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, the Board of Directors (the “Board”) of AIT Therapeutics, Inc. (the “Company”) elected Erick J. Lucera as a director of the Company. Mr. Lucera has been appointed to serve on the Audit Committee of the Board.

Item 8.01.    Other Events.

On August 7, 2017, the Company announced the dosing of the first patient in its Phase 2 trial of its inhaled Nitric Oxcide (NO) product candidate targeting Nontuberculous Mycobacteria (NTM) patients with Mycobacterium Abscessus Complex.

The Company expects to enroll ten patients in the single arm, open label Phase 2 trial. Patients will be treated with inhaled NO at a concentration of 160 ppm for 30 minutes, administered intermittently three or five times per day over a 21-day period. The primary endpoint is safety as measured by NO-related serious adverse events over the 21-day treatment period. Secondary endpoints include a six-minute walk test and Mycobacterium abscessus load in sputum.  Data are expected to be announced in the fourth quarter of 2017.

In addition to the Phase 2 trial in NTM patients, the Company is also conducting a Phase 3 trial in infants hospitalized due to bronchiolitis. Data from this trial are expected in the first half of 2018.

The Company anticipates that regulatory filings for both bronchiolitis and NTM will be made prior to the end of 2019.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, our expectations surrounding the initiation, scope and timing of data for the Phase 2 trial and Phase 3 trial, and our expectations surrounding regulatory filings for the Phase 2 and 3 trials.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products, our ability to fund and the results of further pre-clinical and clinical trials, our dependence on third parties for development, manufacture, marketing, sales, and distribution of products, the successful development of our product candidates, all of which are in early stages of development, difficulty in enrolling patients in our clinical studies and our dependence on collaborators. These and other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exhange Commission, or the SEC, on June 9, 2017 and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this report. Any such forward-looking statements represent management’s estimates as of the date of this report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.
Date: August 16, 2017	By: /s/ Steven Lisi Name: Steven Lisi Title: Chief Executive Officer